                                                                   Exhibit 11.1

                           COMPUTATION OF EARNINGS PER COMMON SHARE

                           (in thousands, except per share amounts)
                                                                       THREE MONTHS ENDED
                                                                             JUNE 30,
                                                                 1996                      1995
                                                                ------                    ------
Primary earnings
    Net Income                                                  $3,691                    $2,472
                                                                ======                    ======

Shares
    Weighted average number of common
        shares outstanding                                       4,866                     4,747
    Assuming conversion of options issued
        and outstanding                                            218                       130
                                                                ------                    ------
    Weighted average number of common
        shares outstanding as adjusted                           5,084                     4,877
                                                                ======                    ======

Primary earnings per common share                                $0.73                     $0.51
                                                                ======                    ======

Fully diluted earnings<F*>
    Net Income                                                  $3,691                    $2,472
                                                                ======                    ======

Shares
    Weighted average number of common
        shares outstanding                                       4,866                     4,747
    Assuming conversion of options issued
        and outstanding                                            225                       183
                                                                ------                    ------
    Weighted average number of common
        shares outstanding as adjusted                           5,091                     4,930
                                                                ======                    ======

Fully diluted earnings per common share                          $0.73                     $0.50
                                                                ======                    ======

<F*>This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


                                    15